                   KMART CORPORATION AND SUBSIDIARY COMPANIES
         EXHIBIT 11 - INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


(Millions, except per-share data)                                             13 Weeks Ended           39 Weeks Ended
                                                                         ------------------------  ------------------------
                                                                         October 26,  October 27,  October 26,  October 27,
                                                                            1994         1993         1994         1993
                                                                         -----------  -----------  -----------  -----------
I.   Earnings per common share assuming no dilution:

     (a) Income from continuing retail operations before
             extraordinary item and the effect of accounting changes       $   39      $  104       $  151      $  287
     (b) Discontinued operations including the effect of
             accounting changes, net of income taxes                           --         (10)          --         (26)
     (c) Extraordinary item, net of income taxes                               --          --           --         (10)
     (d) Effect of accounting changes, net of income taxes                     --          --           --         (32)
                                                                           ------      ------       ------      ------
     (e) Net income                                                        $   39      $   94       $  151      $  219
                                                                           ======      ======       ======      ======

     Weighted average common shares outstanding                             456.7       408.4        456.0       407.9
     Weighted average $3.41 Depositary Shares outstanding
       (each representing 1/4 share Series A conversion preferred)             --        46.0           --        46.0
                                                                           ------      ------       ------      ------

     (f) Weighted average number of shares outstanding                      456.7       454.4        456.0       453.9
                                                                           ======      ======       ======      ======

     Earnings per common share assuming no dilution:

     Income from continuing retail operations before
        extraordinary item and the effect of accounting changes (a)/(f)    $ 0.08      $ 0.23       $ 0.33      $ 0.63
     Discontinued operations including the effect
         of accounting changes (b)/(f)                                         --       (0.02)          --       (0.06)
     Extraordinary item (c)/(f)                                                --          --           --       (0.02)
     Effect of accounting changes (d)/(f)                                      --          --           --       (0.07)
                                                                           ------      ------       ------      ------

     Net income (e)/(f)                                                    $ 0.08      $ 0.21       $ 0.33      $ 0.48
                                                                           ======      ======       ======      ======

II.  Earnings per common and common equivalent share:

     Income from continuing retail operations before
        extraordinary item and the effect of accounting changes            $   39      $  104       $  151      $  287
     Less--Series C convertible preferred shares dividend declared             (2)         (2)          (7)         (7)
                                                                           ------      ------       ------      ------

     (g) Adjusted income from continuing retail operations before
             extraordinary item and the effect of accounting changes           37         102          144         280
     (h) Discontinued operations including the effect of
             accounting changes, net of income taxes                           --         (10)          --         (26)
     (i)  Extraordinary item, net of income taxes                              --          --           --         (10)
     (j)  Effect of accounting changes, net of income taxes                    --          --           --         (32)
                                                                           ------      ------       ------      ------

     (k) Adjusted net income                                               $   37      $   92       $  144      $  212
                                                                           ======      ======       ======      ======

     Weighted average common shares outstanding                             456.7       408.4        456.0       407.9
     Weighted average $3.41 Depositary Shares outstanding
       (each representing 1/4 share Series A conversion preferred)             --        46.0           --        46.0

     Stock Options --
       Common shares assumed issued                                           0.3        15.8          2.8        15.9
       Less--common shares assumed repurchased                               (0.2)      (13.1)        (2.6)      (13.2)
                                                                           ------      ------       ------      ------
                                                                              0.1         2.7          0.2         2.7
                                                                           ------      ------       ------      ------

     (l) Applicable common shares, as adjusted                              456.8       457.1        456.2       456.6
                                                                           ======      ======       ======      ======

     Earnings per common and common equivalent share:

     Adjusted income from continuing retail operations before
        extraordinary item and the effect of accounting changes (g)/(l)    $ 0.08      $ 0.22       $ 0.32      $ 0.62
     Discontinued operations including the effect
         of accounting changes (h)/(l)                                         --       (0.02)          --       (0.06)
     Extraordinary item (i)/(l)                                                --          --           --       (0.02)
     Effect of accounting changes (j)/(l)                                      --          --           --       (0.07)
                                                                           ------      ------       ------      ------

     Net income (k)/(l)                                                    $ 0.08      $ 0.20       $ 0.32      $ 0.47
                                                                           ======      ======       ======      ======

                   KMART CORPORATION AND SUBSIDIARY COMPANIES
         EXHIBIT 11 - INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


(Millions, except per-share data)                                              13 Weeks Ended           39 Weeks Ended
                                                                          -----------------------  ------------------------
                                                                          October 26, October 27,  October 26,  October 27,
                                                                             1994        1993        1994         1993
                                                                          ----------- -----------  -----------  -----------
III. Earnings per common and common equivalent share
       assuming full dilution:

     (m) Income from continuing retail operations before
              extraordinary item and the effect of accounting changes      $   39      $  104       $  151      $  287
     (n)  Discontinued operations including the effect of
              accounting changes, net of income taxes                          --         (10)          --        (26)
     (o)  Extraordinary item, net of income taxes                              --          --           --        (10)
     (p)  Effect of accounting changes, net of income taxes                    --          --           --        (32)
                                                                           ------      ------       ------      ------

     (q) Net income                                                        $   39      $   94       $  151      $  219
                                                                           ======      ======       ======      ======

     Weighted average common shares outstanding                             456.7       408.4        456.0       407.9
     Weighted average $3.41 Depositary Shares outstanding
       (each representing 1/4 share Series A conversion preferred)             --        46.0           --        46.0
     Weighted average Series C convertible preferred shares outstanding      10.1         6.8         10.1         6.8

     Stock options--
       Common shares assumed issued                                           0.3        16.5          2.8        16.7
       Less--common shares assumed repurchased                               (0.2)      (13.3)        (2.6)      (13.5)
                                                                           ------      ------       ------      ------
                                                                              0.1         3.2          0.2         3.2
                                                                           ------      ------       ------      ------

     (r) Applicable common shares, as adjusted                              466.9       464.4        466.3       463.9
                                                                           ======      ======       ======      ======

     Earnings per common and common equivalent share assuming full dilution:

     Income from continuing retail operations before
        extraordinary item and the effect of accounting changes (m)/(r)    $ 0.08      $ 0.22       $ 0.32      $ 0.62
     Discontinued operations including the effect
         of accounting changes (n)/(r)                                         --       (0.02)          --       (0.06)
     Extraordinary item (o)/(r)                                                --          --           --       (0.02)
     Effect of accounting changes (p)/(r)                                      --          --           --       (0.07)
                                                                           ------      ------       ------      ------

     Net income (q)/(r)                                                    $ 0.08      $ 0.20       $ 0.32      $ 0.47
                                                                           ======      ======       ======      ======